                            EXHIBIT 99.1
News Release

13320 Ballantyne Corporate Place Suite D
Charlotte, NC 28277
Immediate Release
Columbus McKinnon Reports 16% Order Growth in Q2 FY25
CHARLOTTE, NC, October 30, 2024 - Columbus McKinnon Corporation (Nasdaq: CMCO) ("Columbus McKinnon" or the "Company"), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2025 second quarter, which ended September 30, 2024.
Second Quarter 2025 Highlights (compared with prior-year period, except where otherwise noted)
•Orders increased 16% with a book-to-bill ratio of 1.08x; Precision conveyance up 42%
•Net sales decreased 6% to $242.3 million reflecting impacts related to Hurricane Helene, the ramp up of linear motion production in Monterrey, MX and project timing
•Results included $17.5 million2 of non-cash pension settlement expense and $11.8 million2 for factory closure and start-up costs as we transitioned manufacturing to our Monterrey, MX facility
•GAAP EPS of ($0.52) and Adjusted EPS1 of $0.70
•Repaid $10 million of debt in Q2 FY25; Anticipate FY25 debt repayment of $60 million
•Executed $4.9 million of share repurchases in Q2 FY25 and $5.0 million in early Q3 FY25

“Our commercial and operational initiatives are delivering wins with new and existing customers in attractive vertical markets and we delivered one of our highest order quarters in history with 16% order growth and a book-to-bill ratio of 1.08x in Q2.” said David J. Wilson, President and Chief Executive Officer. “Order growth, with particular strength in precision conveyance, and an encouraging funnel of promising opportunities supports our fiscal 2025 guidance and positions us well for fiscal 2026.”
“But for the impact of Hurricane Helene, we delivered on our guidance for the second quarter while transitioning our linear motion manufacturing activity to Monterrey,” continued Wilson. “We remain confident in our long-term financial objectives and are advancing the strategic initiatives that will both grow our business and deliver targeted margin expansion over time.”

Columbus McKinnon Reports 16% Order Growth in Q2 FY25
October 30, 2024
Second Quarter Fiscal 2025 Sales

($ in millions)	Q2 FY25	Q2 FY24	Change	% Change
Net sales	$242.3	$258.4	$(16.1)	(6.2)%
U.S. sales	$132.3	$145.2	$(12.9)	(8.9)%
% of total	55%	56%
Non-U.S. sales	$110.0	$113.2	$(3.2)	(2.8)%
% of total	45%	44%
For the quarter, net sales decreased $16.1 million, or 6.2%. In the U.S., sales were down $12.9 million, or 8.9%. Price improvement of $1.3 million helped to offset $14.2 million in lower volume. Sales outside the U.S. decreased $3.2 million, or 2.8%. Price improvement of $2.5 million helped to offset $6.0 million of lower volume. Favorable foreign currency translation was $0.3 million.
Second Quarter Fiscal 2025 Operating Results

($ in millions)	Q2 FY25	Q2 FY24	Change	% Change
Gross profit	$74.7	$100.0	$(25.2)	(25.2)%
Gross margin	30.9%	38.7%	(780) bps
Adjusted Gross Profit[1]	$87.9	$100.0	$(12.0)	(12.0)%
Adjusted Gross Margin[1]	36.3%	38.7%	(240) bps
Income from operations	$10.8	$33.4	$(22.5)	(67.6)%
Operating margin	4.5%	12.9%	(840) bps
Adjusted Operating Income[1]	$27.0	$34.1	$(7.2)	(21.0)%
Adjusted Operating Margin[1]	11.1%	13.2%	(210) bps
Net income (loss)	$(15.0)	$15.8	$(30.9)	NM
Net income (loss) margin	(6.2)%	6.1%	(1,230) bps
GAAP EPS	$(0.52)	$0.55	$(1.07)	NM
Adjusted EPS[1]	$0.70	$0.76	$(0.06)	(7.9)%
Adjusted EBITDA[1]	$39.2	$45.7	$(6.6)	(14.4)%
Adjusted EBITDA Margin[1]	16.2%	17.7%	(150) bps

Adjusted EPS1 excludes, among other adjustments, amortization of intangible assets. The Company believes this better represents its inherent earnings power and cash generation capability.

Columbus McKinnon Reports 16% Order Growth in Q2 FY25
October 30, 2024
Third Quarter Fiscal 2025 Guidance

The Company is issuing the following guidance for the third quarter of fiscal 2025, ending December 31, 2024:

Metric	Q3 FY25
Net sales	Flat year-over-year
Adjusted EPS[3]	Flat year-over-year
Third quarter 2025 guidance assumes approximately $8 million of interest expense, $8 million of amortization, an effective tax rate of 25% and 28.9 million diluted average shares outstanding.

The Company is issuing the following guidance for the fiscal year 2025, ending March 31, 2025:

Metric	FY25
Net sales	Flat to low-single digit growth year-over-year
Adjusted EPS[3]	Mid-single digit growth year-over-year
Capital Expenditures	$20 million to $25 million
Net Leverage Ratio[3]	~2.3x

Fiscal 2025 guidance assumes approximately $32 million of interest expense, $30 million of amortization, an effective tax rate of 25% and 29.0 million diluted average shares outstanding.

Teleconference/Webcast
Columbus McKinnon will host a conference call today at 10:00 AM Eastern Time to discuss the Company's financial results and strategy. The conference call will be accessible through live webcast and via phone by dialing 1-800-836-8184. The webcast, earnings release and earnings presentation will be available at the Company's investor relations website at investors.cmco.com. A replay of the webcast will also be archived on the Company's investor relations website and available via phone by dialing 1-888-660-6345 and enter the conference ID number 93312# through Wednesday, November 6, 2024.

______________________
1     Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS are non-GAAP financial measures. See accompanying discussion and reconciliation tables provided in this release for reconciliations of these non-GAAP financial measures to the closest corresponding GAAP financial measures.
2 Represents $23.2 million of non-cash pension settlement costs, $11.9 million of expense related to the closure of our Charlotte, NC factory and $3.8 million of Monterrey MX start-up costs, which are taxed at a 24.6% tax rate.
3     The Company has not reconciled the Adjusted EPS and Net Leverage Ratio guidance to the most comparable GAAP financial measure outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide guidance for the comparable GAAP financial measures. Forward-looking guidance regarding Adjusted EPS and Net Leverage Ratio is made in a manner consistent with the relevant definitions and assumptions noted herein and in alignment with the Company's financial covenants per the Company's Amended and Restated Credit Agreement.

Columbus McKinnon Reports 16% Order Growth in Q2 FY25
October 30, 2024
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations, and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.cmco.com.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this document, including, but are not limited to, statements relating to: (i) our strategy, outlook and growth prospects, including our third quarter and fiscal year 2025 net sales and Adjusted EPS, and our fiscal year 2025 net leverage ratio and capital expenditure guidance; (ii) our operational and financial targets and capital allocation policy; (iii) general economic trend and trends in the industry and markets; (iv) the amount of debt to be paid down by the Company during fiscal year 2025; (v) the estimated costs and benefits related to the consolidation of the Company’s North American linear motion operations in Charlotte, North Carolina to its manufacturing facility in Monterrey, Mexico (vi) the proper application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates and judgements; and (vii) the competitive environment in which we operate; are forward looking statements. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Contacts:

Gregory P. Rustowicz	Kristine Moser
EVP Finance and CFO	VP IR and Treasurer
Columbus McKinnon Corporation	Columbus McKinnon Corporation
716-689-5442	704-322-2488
greg.rustowicz@cmco.com	kristy.moser@cmco.com

Financial tables follow.

Columbus McKinnon Reports 16% Order Growth in Q2 FY25
October 30, 2024
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	September 30, 2024	September 30, 2023	Change
Net sales	$242,274	$258,400	(6.2)%
Cost of products sold	167,531	158,424	5.7%
Gross profit	74,743	99,976	(25.2)%
Gross profit margin	30.9%	38.7%
Selling expenses	26,926	26,867	0.2%
% of net sales	11.1%	10.4%
General and administrative expenses	23,363	25,709	(9.1)%
% of net sales	9.6%	9.9%
Research and development expenses	6,102	6,541	(6.7)%
% of net sales	2.5%	2.5%
Amortization of intangibles	7,547	7,508	0.5%
Income from operations	10,805	33,351	(67.6)%
Operating margin	4.5%	12.9%
Interest and debt expense	8,352	10,211	(18.2)%
Investment (income) loss	(610)	88	NM
Foreign currency exchange (gain) loss	(792)	1,746	NM
Other (income) expense, net	23,806	393	5,957.5%
Income (loss) before income tax expense (benefit)	(19,951)	20,913	NM
Income tax expense (benefit)	(4,908)	5,100	NM
Net income (loss)	$(15,043)	$15,813	NM

Average basic shares outstanding	28,869	28,725	0.5%
Basic income (loss) per share	$(0.52)	$0.55	NM

Average diluted shares outstanding	28,869	29,001	(0.5)%
Diluted income (loss) per share	$(0.52)	$0.55	NM

Dividends declared per common share	$0.07	$0.07

Columbus McKinnon Reports 16% Order Growth in Q2 FY25
October 30, 2024
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Six Months Ended
	September 30, 2024	September 30, 2023	Change
Net sales	$482,000	$493,892	(2.4)%
Cost of products sold	318,227	307,266	3.6%
Gross profit	163,773	186,626	(12.2)%
Gross profit margin	34.0%	37.8%
Selling expenses	54,696	51,848	5.5%
% of net sales	11.3%	10.5%
General and administrative expenses	49,810	53,152	(6.3)%
% of net sales	10.3%	10.8%
Research and development expenses	12,268	12,442	(1.4)%
% of net sales	2.5%	2.5%
Amortization of intangibles	15,047	14,385	4.6%
Income from operations	31,952	54,799	(41.7)%
Operating margin	6.6%	11.1%
Interest and debt expense	16,587	18,836	(11.9)%
Investment (income) loss	(819)	(454)	80.4%
Foreign currency exchange (gain) loss	(398)	2,230	NM
Other (income) expense, net	24,484	605	3,946.9%
Income (loss) before income tax expense (benefit)	(7,902)	33,582	NM
Income tax expense (benefit)	(1,488)	8,494	NM
Net income (loss)	$(6,414)	$25,088	NM

Average basic shares outstanding	28,852	28,694	0.6%
Basic income (loss) per share	$(0.22)	$0.87	NM

Average diluted shares outstanding	28,852	28,962	(0.4)%
Diluted income (loss) per share	$(0.22)	$0.87	NM

Dividends declared per common share	$0.07	$0.07

Columbus McKinnon Reports 16% Order Growth in Q2 FY25
October 30, 2024
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2024	March 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55,683	$114,126
Trade accounts receivable	170,669	171,186
Inventories	201,036	186,091
Prepaid expenses and other	40,357	42,752
Total current assets	467,745	514,155

Property, plant, and equipment, net	107,258	106,395
Goodwill	717,982	710,334
Other intangibles, net	375,598	385,634
Marketable securities	10,579	11,447
Deferred taxes on income	1,367	1,797
Other assets	96,355	96,183
Total assets	$1,776,884	$1,825,945

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$72,106	$83,118
Accrued liabilities	106,847	127,973
Current portion of long-term debt and finance lease obligations	50,704	50,670
Total current liabilities	229,657	261,761

Term loan, AR securitization facility and finance lease obligations	449,910	479,566
Other non current liabilities	201,187	202,555
Total liabilities	$880,754	$943,882

Shareholders’ equity:
Common stock	287	288
Treasury stock	(5,946)	(1,001)
Additional paid in capital	529,599	527,125
Retained earnings	386,892	395,328
Accumulated other comprehensive loss	(14,702)	(39,677)
Total shareholders’ equity	$896,130	$882,063
Total liabilities and shareholders’ equity	$1,776,884	$1,825,945

Columbus McKinnon Reports 16% Order Growth in Q2 FY25
October 30, 2024
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Six Months Ended
	September 30, 2024	September 30, 2023
Operating activities:
Net income (loss)	$(6,414)	$25,088
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	24,028	22,482
Deferred income taxes and related valuation allowance	(13,662)	(6,097)
Net loss (gain) on sale of real estate, investments and other	(650)	(302)
Non-cash pension settlement	23,201	—
Stock-based compensation	4,175	5,264
Amortization of deferred financing costs	1,244	1,106
Impairment of operating lease	3,268	—
Loss (gain) on hedging instruments	(2)	554
Loss (gain) on disposal of Fixed Assets	418	—
Non-cash lease expense	5,202	4,684
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	2,384	(11,409)
Inventories	(12,277)	(22,415)
Prepaid expenses and other	(11,714)	(5,868)
Other assets	183	357
Trade accounts payable	(10,711)	(5,996)
Accrued liabilities	(6,154)	(3,085)
Non-current liabilities	(3,889)	(4,921)
Net cash provided by (used for) operating activities	(1,370)	(558)

Investing activities:
Proceeds from sales of marketable securities	3,153	1,100
Purchases of marketable securities	(1,993)	(1,809)
Capital expenditures	(10,068)	(10,319)
Purchase of businesses, net of cash acquired	—	(108,145)
Dividend received from equity method investment	—	144
Net cash provided by (used for) investing activities	(8,908)	(119,029)

Financing activities:
Proceeds from the issuance of common stock	86	492
Purchases of treasury stock	(4,945)	—
Repayment of debt	(30,326)	(25,294)
Proceeds from issuance of long-term debt	—	120,000
Fees paid for borrowings on long-term debt	—	(2,859)
Payment to former owners of montratec	(6,711)	—
Fees paid for debt repricing	(169)	—
Cash inflows from hedging activities	11,862	12,084
Cash outflows from hedging activities	(11,809)	(12,660)
Payment of dividends	(4,038)	(4,015)
Other	(1,789)	(1,954)
Net cash provided by (used for) financing activities	(47,839)	85,794

Effect of exchange rate changes on cash	(326)	(325)

Net change in cash and cash equivalents	(58,443)	(34,118)
Cash, cash equivalents, and restricted cash at beginning of year	$114,376	$133,426
Cash, cash equivalents, and restricted cash at end of period	$55,933	$99,308

Columbus McKinnon Reports 16% Order Growth in Q2 FY25
October 30, 2024
COLUMBUS McKINNON CORPORATION
Q2 FY 2025 Net Sales Bridge

	Quarter		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2024 Net Sales	$258.4		$493.9
Acquisition	—	—%	2.7	0.5%
Pricing	3.8	1.5%	7.3	1.5%
Volume	(20.2)	(7.8)%	(21.6)	(4.4)%
Foreign currency translation	0.3	0.1%	(0.3)	—%
Total change	$(16.1)	(6.2)%	$(11.9)	(2.4)%
Fiscal 2025 Net Sales	$242.3		$482.0

COLUMBUS McKINNON CORPORATION
Q2 FY 2025 Gross Profit Bridge

($ in millions)	Quarter	Year To Date
Fiscal 2024 Gross Profit	$100.0	$186.6
Acquisition	—	0.8
Price, net of manufacturing costs changes (incl. inflation)	0.1	3.5
Monterrey, MX new factory start-up costs	(2.2)	(3.8)
Factory and warehouse consolidation costs	(10.8)	(10.8)
Sales volume and mix	(12.3)	(12.1)
Other	(0.3)	(0.5)
Foreign currency translation	0.2	0.1
Total change	(25.3)	(22.8)
Fiscal 2025 Gross Profit	$74.7	$163.8

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY25	64	63	60	62	249

FY24	63	62	61	62	248

Columbus McKinnon Reports 16% Order Growth in Q2 FY25
October 30, 2024
COLUMBUS McKINNON CORPORATION
Additional Data1
(Unaudited)

	Period Ended
	September 30, 2024	June 30, 2024	March 31, 2024	September 30, 2023
($ in millions)
Backlog	$317.6	$292.8	$280.8	$317.7
Long-term backlog
Expected to ship beyond 3 months	$172.5	$156.0	$144.6	$148.3
Long-term backlog as % of total backlog	54.3%	53.3%	51.5%	46.7%

Debt to total capitalization percentage	35.8%	36.6%	37.5%	39.8%

Debt, net of cash, to net total capitalization	33.2%	33.3%	32.0%	35.3%

Working capital as a % of sales [2]	23.3%	22.5%	19.1%	21.8%

	Three Months Ended
	September 30, 2024		June 30, 2024		March 31, 2024		September 30, 2023
($ in millions)
Trade accounts receivable
Days sales outstanding	64.1	days	63.3	days	58.7	days	58.6	days

Inventory turns per year
(based on cost of products sold)	3.3	turns	3.0	turns	3.7	turns	3.1	turns
Days' inventory	110.6	days	121.7	days	98.6	days	117.7	days

Trade accounts payable
Days payables outstanding	46.3	days	50.6	days	50.9	days	48.3	days

Net cash provided by (used for) operating activities	$9.4		$(10.8)		$38.6		$16.7
Capital expenditures	$5.4		$4.6		$8.5		$5.0
Free Cash Flow [3]	$4.0		$(15.4)		$30.1		$11.7

______________________
1     Additional Data: This data is provided to help investors understand financial and operational metrics that management uses to measure the Company’s financial performance and identify trends affecting the business. These measures may not be comparable with or defined in the same manner as other companies. Components may not add due to rounding.
2     March 31, 2024 and September 30, 2023 exclude the impact of the acquisition of montratec.
3     Free Cash Flow is a non-GAAP financial measure. Free Cash Flow is defined as GAAP net cash provided by (used for) operating activities less capital expenditures included in the investing activities section of the consolidated statement of cash flows. See the table above for the calculation of Free Cash Flow.

Columbus McKinnon Reports 16% Order Growth in Q2 FY25
October 30, 2024
NON-GAAP FINANCIAL MEASURES
The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

COLUMBUS McKINNON CORPORATION
Reconciliation of Gross Profit to Adjusted Gross Profit
($ in thousands)

	Three Months Ended		Six Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Gross profit	$74,743	$99,976	$163,773	$186,626
Add back (deduct):
Business realignment costs	76	—	468	196
Hurricane Helene cost impact	171	—	171	—
Factory and warehouse consolidation costs	10,763	—	10,763	—
Monterrey, MX new factory start-up costs	2,185	—	3,810	—
Adjusted Gross Profit	$87,938	$99,976	$178,985	$186,822

Net sales	$242,274	$258,400	$482,000	$493,892

Gross margin	30.9%	38.7%	34.0%	37.8%
Adjusted Gross Margin	36.3%	38.7%	37.1%	37.8%

Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s gross profit and gross margin to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit and gross margin to that of other companies.

Columbus McKinnon Reports 16% Order Growth in Q2 FY25
October 30, 2024
COLUMBUS McKINNON CORPORATION
Reconciliation of Income from Operations to Adjusted Operating Income
($ in thousands)

	Three Months Ended		Six Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Income from operations	$10,805	$33,351	$31,952	$54,799
Add back (deduct):
Acquisition deal and integration costs	—	508	—	3,095
Business realignment costs	281	40	1,131	415
Factory and warehouse consolidation costs	11,904	82	11,904	199
Headquarter relocation costs	51	146	147	1,374
Hurricane Helene cost impact	171	—	171	—
Monterrey, MX new factory start-up costs	3,751	—	7,317	—
Adjusted Operating Income	$26,963	$34,127	$52,622	$59,882

Net sales	$242,274	$258,400	$482,000	$493,892

Operating margin	4.5%	12.9%	6.6%	11.1%
Adjusted Operating Margin	11.1%	13.2%	10.9%	12.1%

Adjusted Operating Income is defined as income from operations as reported, adjusted for certain items. Adjusted Operating Margin is defined as Adjusted Operating Income divided by net sales. Adjusted Operating Income and Adjusted Operating Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Operating Income and Adjusted Operating Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Operating Income and Adjusted Operating Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s income from operations to the historical periods' income from operations and operating margin, as well as facilitates a more meaningful comparison of the Company’s income from operations and operating margin to that of other companies.

Columbus McKinnon Reports 16% Order Growth in Q2 FY25
October 30, 2024
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income and Diluted Earnings per Share to
Adjusted Net Income and Adjusted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income (loss)	$(15,043)	$15,813	$(6,414)	$25,088
Add back (deduct):
Amortization of intangibles	7,547	7,508	15,047	14,385
Acquisition deal and integration costs	—	508	—	3,095
Business realignment costs	281	40	1,131	415
Factory and warehouse consolidation costs	11,904	82	11,904	199
Headquarter relocation costs	51	146	147	1,374
Hurricane Helene cost impact	171	—	171	—
Monterrey, MX new factory start-up costs	3,751	—	7,317	—
Non-cash pension settlement expense	23,201	—	23,201	—
Normalize tax rate [1]	(11,647)	(2,199)	(14,242)	(4,768)
Adjusted Net Income	$20,216	$21,898	$38,262	$39,788

GAAP average diluted shares outstanding	28,869	29,001	28,852	28,962
Add back:
Effect of dilutive share-based awards	205	—	253	—
Adjusted Diluted Shares Outstanding	$29,074	$29,001	$29,105	$28,962

GAAP EPS	$(0.52)	$0.55	$(0.22)	$0.87

Adjusted EPS	$0.70	$0.76	$1.31	$1.37

1 Applies a normalized tax rate of 25% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS are defined as net income (loss) and GAAP EPS as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of current periods' net income (loss), average diluted shares outstanding and GAAP EPS to the historical periods' net income (loss), average diluted shares outstanding and GAAP EPS, as well as facilitates a more meaningful comparison of the Company’s net income (loss) and GAAP EPS to that of other companies. The Company believes that presenting Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports 16% Order Growth in Q2 FY25
October 30, 2024
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income to Adjusted EBITDA
($ in thousands)

	Three Months Ended		Six Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income (loss)	$(15,043)	$15,813	$(6,414)	$25,088
Add back (deduct):
Income tax expense (benefit)	(4,908)	5,100	(1,488)	8,494
Interest and debt expense	8,352	10,211	16,587	18,836
Investment (income) loss	(610)	88	(819)	(454)
Foreign currency exchange (gain) loss	(792)	1,746	(398)	2,230
Other (income) expense, net	23,806	393	24,484	605
Depreciation and amortization expense	12,188	11,592	24,028	22,482
Acquisition deal and integration costs	—	508	—	3,095
Business realignment costs	281	40	1,131	415
Factory and warehouse consolidation costs	11,904	82	11,904	199
Headquarter relocation costs	51	146	147	1,374
Hurricane Helene cost impact	171	—	171	—
Monterrey, MX new factory start-up costs	3,751	—	7,317	—
Adjusted EBITDA	$39,151	$45,719	$76,650	$82,364

Net sales	$242,274	$258,400	$482,000	$493,892

Net income margin	(6.2)%	6.1%	(1.3)%	5.1%
Adjusted EBITDA Margin	16.2%	17.7%	15.9%	16.7%

Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not a measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.

Columbus McKinnon Reports 16% Order Growth in Q2 FY25
October 30, 2024
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Leverage Ratio
($ in thousands)

	Twelve Months Ended
	September 30, 2024	September 30, 2023
Net income (loss)	$15,123	$51,012
Add back (deduct):
Annualize EBITDA for the montratec acquisition[1]	—	5,410
Annualize synergies for the montratec acquisition[1]	—	293
Income tax expense (benefit)	4,920	20,694
Interest and debt expense	35,708	33,807
Non-cash pension settlement	28,185	—
Amortization of deferred financing costs	2,487	1,967
Stock Compensation Expense	10,950	12,060
Depreciation and amortization expense	47,491	43,536
Cost of debt refinancing	1,190	—
Acquisition deal and integration costs	116	3,606
Excluded acquisition deal and integration costs[2]	—	(510)
Business realignment costs	2,583	2,664
Excluded business realignment costs[2]	—	(2,249)
Factory and warehouse consolidation costs	12,449	199
Garvey contingent consideration	—	1,230
Headquarter relocation costs	832	2,370
Monterrey, MX new factory start-up costs	11,806	—
Excluded Monterrey, MX new factory start-up costs[3]	(3,664)	—
Credit Agreement Trailing Twelve Month Adjusted EBITDA	$170,176	$176,089

Current portion of long-term debt and finance lease obligations	$50,704	$50,636
Term loan, AR securitization facility and finance lease obligations	449,910	514,205
Total debt	$500,614	$564,841
Standby Letters of Credit	15,692	15,525
Cash and cash equivalents	(55,683)	(99,058)
Net Debt	$460,623	$481,308

Net Leverage Ratio	2.71x	2.73x
1     EBITDA is normalized to include a full year of the acquired entity and assumes all cost synergies are achieved in TTM Q2 FY24.
2     The Company's credit agreement definition of Adjusted EBITDA excludes certain acquisition deal and integration costs and business realignment costs that are incurred beyond one year after the close of an acquisition.
3     The Company's credit agreement definition of Adjusted EBITDA excludes certain Monterrey, MX factory start-up costs.

Net Debt is defined in the credit agreement as total debt plus standby letters of credit, net of cash and cash equivalents. Net Leverage Ratio is defined as Net Debt divided by the Credit Agreement Trailing Twelve Month Adjusted EBITDA. Credit Agreement Trailing Twelve Month Adjusted EBITDA is defined as net income adjusted for interest expense, income taxes, depreciation, amortization, and other adjustments. Net Debt, Net Leverage Ratio and Credit Agreement Trailing Twelve Month Adjusted EBITDA are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Net Debt, Net Leverage Ratio and Credit Agreement Trailing Twelve Month Adjusted EBITDA are important for investors and other readers of the Company’s financial statements.